State of Florida

                                    [GRAPHIC]

                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of B Y & C MANAGEMENT, INC., a Florida corporation, filed on April 29, 1998, as shown by the records of this office.

The document number of this corporation is P98000038715.



                                     Given under my hand and the
                                 Great Seal of the State of Florida
                               at Tallahassee, the Capitol, this the
                                  Twenty-ninth day of April, 1998

                                       /s/ Sandra B. Mortham

                                         Sandra B. Mortham
                                        Secretary of State


[SEAL OF THE STATE OF FLORIDA]

                                                                 FILED
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                           98 APR 29 AM 11:58


                            ARTICLES OF INCORPORATION

                                       OF

                            B Y & C MANAGEMENT, INC.



                           ARTICLE I. CORPORATE NAME.

     The name of this corporation is: B Y & C MANAGEMENT, INC.

                   ARTICLE II. NATURE OF BUSINESS AND POWERS.

     The general nature of the business to be transacted by this Corporation is to engage in any and all businesses permitted under the laws of the State of Florida.

                           ARTICLE III. CAPITAL STOCK.

     The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 7,000 shares of common stock having par value of $1.00 per share.

                          ARTICLE IV. PRINCIPAL OFFICE

     The principal office and mailing address of B Y & C MANAGEMENT, INC., shall be:

     22 South Tuttle Avenue, Suite 4
     Sarasota FL 34237


                          ARTICLE V. TERM OF EXISTENCE.

     This Corporation shall have perpetual existence.

           ARTICLE 4. REGISTERED AGENT AND INITIAL REGISTERED OFFICE.

     The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

            Thomas M. Fitzgibbons
            Attorney at Law
            22 South Tuttle Avenue
            Suite 4
            Sarasota, Florida 34237

     The Board of Directors from rime to time may move the Registered Office to any other address in the State of Florida.

                        ARTICLE VII. BOARD OF DIRECTORS.

     This Corporation shall have one director initially. The number of directors may be increased or diminished from rime to time by Bylaws adopted by the stockholders, but shall never be less than one.

                        ARTICLE VIII. INITIAL DIRECTORS.

     The name of the initial director of this Corporation and street address is:

            Robert A. Younker
            22 South Tuttle Avenue, Suite 4
            Sarasota, FL 34237

     The person named as initial director shall hold office for the first year of existence of this Corporation or until a successor is elected or appointed and has qualified, whichever occurs first.

                           ARTICLE IX. INCORPORAT1ON.

     The name and street address off the person signing these Articles of Incorporation as the Incorporator is:

            Thomas M. Fitzgibbons, Esquire
            22 South Tuttle Avenue
            Suite 4
            Sarasota, FL 34237


                              ARTICLE X. AMENDMENT.

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders and approved at a stockholder's meeting by at least a majority of the stock entitled to vote, unless all of the directors and all of the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

     IN WITNESS WHEREOF, the undersigned Thomas M. Fitzgibbons, as Incorporator, has executed the foregoing Articles of Incorporation on the 28th day of April, 1998.

                                               /s/ THOMAS M. FITZGIBBONS
                                               ---------------------------
                                               THOMAS M. FITZGIBBONS


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